Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in CompX International  Inc.'s
(i) Registration Statement (Form S-8 No. 333-47539) and related Prospectus pertaining to the CompX International Inc. 1997 Long-Term Incentive Plan and
(ii) Registration Statement (Form S-8 No. 333-56163) and related Prospectus pertaining to the CompX Contributory Retirement Plan, of our report dated February 13, 2003 on our audits of the consolidated financial statements and financial statement schedule of CompX International Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2002.




                                                    PricewaterhouseCoopers LLP


Dallas, Texas
March 14, 2003